AMENDMENT NO. 3

This AMENDMENT NO. 3 (the “Amendment”) to the Employment Agreement (the “Agreement”) dated as of May 13, 2009 by and between SRA International, Inc. (“SRA”) and Richard J. Nadeau (the “Employee”) is made as of this 5th day of August 2011.

WITNESSETH

WHEREAS, SRA and the Employee desire to amend the Agreement on the terms set forth herein;

NOW, THEREFORE, the parties hereto agree as follows:

1.           Section 5(f)(i)is amended by adding to the end thereof: “provided, that, in the case of a termination of employment under Section 4(b), then (A) with respect to clause (a) of Section 5(b)(iii), the applicable number of months of monthly base salary shall be twenty-four (24) instead of twelve (12 and (B) with respect to clause (b) of Section 5(b)(iii), the applicable number of months of COBRA premium payments hall be eighteen (18) instead of twelve (12)”;

2.           Section 5(f)(ii) is amended and replaced with the following: “In the event that Employee’s employment terminates under Section 4(b), then the Employee shall receive on the Release Payment Date a cash lump sum in an amount equal to two (2) times the Employee’s Target Bonus (as defined below), and in the event that Employee’s employment terminates for CIC Good Reason, then the Employee shall receive on the Release Payment Date a cash lump sum in an amount equal to the Employee’s Target Bonus (as defined below)”;

3.           Except as otherwise provided herein, the Agreement shall continue in accordance with its current terms and conditions.

WHEREAS, the parties have set their hands and seals as follows:

/s/ Richard J. Nadeau	8/3/11
Richard J. Nadeau	Date

SRA INTERNATIONAL, INC.

/s/ William Ballhaus	8/5/11
By:	Date

William Ballhaus
President and Chief Executive Officer